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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Chesapeake Energy Corporation on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525 and 333-07255) and Form S-3 (File Nos. 333-04027
and 333-12533) of our report dated September 30, 1997, on our audits of the consolidated financial statements of Chesapeake Energy Corporation as of June 30, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 10-K/A.



                                            COOPERS & LYBRAND L.L.P.



Oklahoma City, Oklahoma


February 9, 1998